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April 28, 1998

Securities and Exchange Commission
Mail Stop 9-5
450 5th Street, N.W.
Washington, D.C.  20549

Dear Sirs/Madams:

We have read and agree with the comments in the first, second, third and fourth paragraphs of Item 4(a) of Form 8-K of Nord Pacific Limited dated April 27, 1998. We have no basis to agree or disagree with Item 4(b).


Yours truly,



DELOITTE & TOUCHE